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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MIDWEST BANC HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Fellow Stockholders:

      You are cordially invited to attend the 2004 annual meeting of stockholders (the “Annual Meeting”) of Midwest Banc Holdings, Inc. (the “Company”), Melrose Park, Illinois, which will be held on May 5, 2004, at 10:00 a.m., Chicago time, at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707.

      The attached Notice of the Annual Meeting and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company as well as representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

      The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote FOR each of the matters to be considered.

      Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

      On behalf of the Board of Directors and all of the employees of the Company and its subsidiaries, I thank you for your continued interest and support.

Sincerely yours,

BRAD A. LUECKE
President and Chief Executive Officer

April 5, 2004

MIDWEST BANC HOLDINGS, INC.

501 West North Avenue
Melrose Park, Illinois 60160

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 5, 2004

       NOTICE IS HEREBY GIVEN that the 2004 annual meeting of stockholders (the “Annual Meeting”) of Midwest Banc Holdings, Inc. (the “Company”) will be held on May 5, 2004, at 10:00 a.m., Chicago time, at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707.

      The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.	The election of three (3) members of the Company’s Board of Directors to three-year terms of office; and

2.	Such other matters as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

      The Board of Directors has established March 26, 2004 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on the record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available for review at Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, Illinois 60160, for a period of ten days prior to the Annual Meeting and will also be available for review at the Annual Meeting.

By Order of the Board of Directors

DANIEL NAGLE
Secretary to the Board

Melrose Park, Illinois

April 5, 2004

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY

IN THE ENVELOPE PROVIDED.

PROXY STATEMENT
ELECTION OF DIRECTORS
REPORT OF AUDIT COMMITTEE
INDEPENDENT PUBLIC ACCOUNTANTS
ADDITIONAL INFORMATION
APPENDIX A
APPENDIX B

MIDWEST BANC HOLDINGS, INC.

PROXY STATEMENT
2004 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 5, 2004

Solicitation and Voting of Proxies

      This Proxy Statement is being furnished to stockholders of Midwest Banc Holdings, Inc. (the “Company”) in connection with the solicitation by the Board of Directors (“Board of Directors” or “Board”) of proxies to be used at the 2004 annual meeting (the “Annual Meeting”) of stockholders to be held on May 5, 2004 at 10:00 a.m., Chicago time, at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707, and at any adjournments thereof. The Company’s 2003 Annual Report on Form 10-K, including consolidated financial statements for the fiscal year ended December 31, 2003, and a proxy card, accompany this Proxy Statement, which is first being mailed to record holders of common stock of the Company on or about April 5, 2004.

      Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted FOR the election of the three nominees for director named in this Proxy Statement.

      Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

      A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary to the Board, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

      The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiaries, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

      The securities which may be voted at the Annual Meeting consist of shares of common stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting.

      The close of business on March 26, 2004, has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of common stock of the Company outstanding on the Record Date was 17,869,366 shares.

      The presence, in person or by proxy, of the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, such shares, or “non-votes,” will be considered to be present for the purpose of determining whether a quorum is present, but will not be considered as present and entitled to vote with respect to that matter. In the event that there are not sufficient votes for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

      As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR ALL” to vote in favor of the nominees proposed by the Board of Directors, “WITHHELD FOR ALL” to vote against all of the nominees being proposed, or “FOR ALL EXCEPT” to withhold authority to vote for any individual nominee by writing the nominee’s name in the space provided. Under Delaware law and the Company’s By-laws, an affirmative vote of the holders of a plurality of shares, present at the Annual Meeting, represented in person or by proxy, and entitled to vote, is required for a nominee to be elected as a director. Proxies solicited hereby will be returned to the Company’s transfer agent, Computershare Investor Services, L.L.C. (“Computershare”). The Board of Directors has also designated Computershare to act as inspector of election and to tabulate the votes at the Annual Meeting. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.

Interests of Certain Persons in Matters to be Acted Upon

      All persons standing for election as director were unanimously nominated by the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Security Ownership of Certain Beneficial Owners

      The following table sets forth information as of the Record Date for: (1) those people believed by management to be the beneficial owners of more than 5.0% of the Company’s common stock; (2) the nominees for and continuing members of the Board of Directors of the Company; and (3) certain executive officers of the Company. The table includes, with respect to directors, the year in which each became a director of the Company and the year in which their terms as director of the Company will expire. The table also sets forth the amount of common stock of the Company and the percent thereof beneficially owned by each person and all directors and executive officers as a group as of the Record Date. Ownership information is based upon information furnished by the respective individuals.

				Shares of
		Director of	Expiration	Common Stock
		Company	of Term as	Beneficially		Percent of
Name(1)	Age	Since	Director	Owned(2)		Class

Director Nominees
E.V. Silveri	73	1983	2007	2,308,643	(3)	12.92%
Daniel Nagle	70	1983	2007	455,750		2.55
LeRoy Rosasco	71	1983	2007	1,503,675	(4)	8.42
Continuing Directors
Gerald F. Hartley	65	2003	2005	2,500		* %
Brad A. Luecke	53	2000	2005	297,563	(5)	1.67
Robert D. Small	73	1983	2005	237,816	(6)	1.33
Angelo DiPaolo	65	1983	2006	780,933	(7)	4.37
Joseph Rizza	61	1997	2006	518,420	(8)	2.90
Leon Wolin	77	1991	2006	487,953	(9)	2.73
Non-Director, Executive Officers
Daniel R. Kadolph	41	—	—	35,496	(10)	*
Edward H. Sibbald	55	—	—	83,594	(11)	*
Mary C. Ceas	46	—	—	19,448	(12)	*
Michelle T. Holman	44	—	—	20,847	(13)	*
Sheldon Bernstein	57	—	—	48,528	(14)	*
Mary M. Henthorn	46	—	—	71,897	(15)	*
Stephen M. Karaba	46	—	—	95,027	(16)	*
Christopher J. Gavin	42	—	—	33,113	(17)	*

All directors and executive officers as a group (17 persons)				7,091,772	(18)	39.69%

*	Less than one percent.

(1)	The address of each principal stockholder is 501 West North Avenue, Melrose Park, Illinois 60160.

(2)	Unless otherwise stated below, each person has sole voting and investment power with respect to all such shares.

(3)	Includes 12,312 shares held by trusts for which Mr. Silveri acts as trustee; 52,074 shares held directly by Mr. Silveri’s spouse; 3,150 shares held by trusts for which Mr. Silveri’s spouse acts as trustee; and 1,390,213 shares held by Go-Tane Service Stations, Inc., a company controlled by Mr. Silveri, and the Go-Tane Pension Plan.

(4)	Includes 331,320 shares held by trusts for which Mr. Rosasco acts as trustee and 252,000 shares held directly by Mr. Rosasco’s spouse.

(5)	Includes 110,585 shares subject to currently exercisable options and 3,000 shares held in an IRA account for the benefit of Mr. Luecke.

(6)	Includes the indirect ownership of 183,600 shares held in a retirement trust account for the benefit of Mr. Small.

(7)	Includes 6,850 shares held by trusts for which Mr. DiPaolo acts as trustee, 11,610 shares held by a trust for which Mr. DiPaolo acts as co-trustee, 11,000 shares held by DiPaolo Company, a company controlled by Mr. DiPaolo, and 14,145 shares held directly by Mr. DiPaolo’s daughter.

(8)	Includes 126,720 shares held by a trust for which Mr. Rizza acts as trustee and 80,625 shares held in an IRA account for the benefit of Mr. Rizza.

(9)	Includes 457,923 shares held by a trust for which Mr. Wolin acts as trustee and 28,830 shares held in an IRA account for the benefit of Mr. Wolin.

(10)	Includes 32,826 shares subject to currently exercisable options.

(11)	Includes 64,994 shares subject to currently exercisable options, 6,450 shares held in a retirement trust account for the benefit of Mr. Sibbald, and 450 shares held by a trust for which Mr. Sibbald’s spouse acts as trustee.

(12)	Includes 19,148 shares subject to currently exercisable options.

(13)	Includes 17,247 shares subject to currently exercisable options and 300 shares held by trusts for which Ms. Holman acts as trustee.

(14)	Includes 900 shares held by a trust for which Mr. Bernstein acts as trustee and 47,628 shares subject to currently exercisable options.

(15)	Includes 46,322 shares subject to currently exercisable options and 20,775 shares held by a trust for which Ms. Henthorn acts as trustee.

(16)	Includes 82,967 shares subject to currently exercisable options and 3,000 shares held directly by Mr. Karaba’s spouse.

(17)	Includes 29,981 shares subject to currently exercisable options and 750 shares held in an IRA account for the benefit of Mr. Gavin.

(18)	Includes an aggregate of 451,698 shares subject to currently exercisable options. Includes 88,852 shares held in the Company’s 401(k) Plan, for which American Stock Transfer Company acts as trustee. The trustee under the 401(k) Plan has sole voting and investment power with respect to such shares. Includes 1,717 shares held in the Big Foot Financial Corp. Employee Stock Ownership Plan (“ESOP”) Trust for which First Bankers Trust Company acts as trustee. A Plan Administrator, who is an employee of the Company appointed by the Board of Directors, administers the ESOP. Under the terms of the ESOP, the Trustee votes the shares held by the ESOP Trust based upon directions received from the participants in the ESOP.

ELECTION OF DIRECTORS

      The By-laws of the Company provide that the Board of Directors shall consist of nine (9) directors divided into three classes. Directors are to be elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors will serve until their successors are elected and qualified. Currently, there are nine (9) directors serving on the Board of Directors.

      The nominees proposed for election at this Annual Meeting are Mr. Silveri, Mr. Nagle, and Mr. Rosasco.

     Director Nominees

      E.V. Silveri has served as Chairman of the Board of the Company since 1983. Mr. Silveri was elected a director of Midwest Bank and Trust Company in 1972 and has been chairman of the board of Midwest Bank and Trust Company since 1975. He was also a member of the board of directors of Midwest Bank of Hinsdale, and served as chairman and director of First Midwest Data Corp. from 1991 to 2002. Since 1984, Mr. Silveri has been the president and also a director of Go-Tane Service Stations, Inc. located in Melrose Park, Illinois, a firm he co-founded in 1966.

      Daniel Nagle has served as Secretary to the Board and a director of the Company since 1983 and as a director of Midwest Bank and Trust Company since 1975. He also served as a director of Midwest Bank of Hinsdale from 1991 to 2002. Mr. Nagle is a retired attorney and of counsel with the law firm of Nagle & Nagle located in Wheaton, Illinois.

      LeRoy Rosasco has served as a director of the Company since 1983. He has also served as a director of Midwest Bank and Trust Company since 1969. Mr. Rosasco has been the secretary and treasurer of ProTacTic Golf, Inc., a golf equipment manufacturer located in Chicago, Illinois, since 1996. Prior thereto, Mr. Rosasco was a consultant with LPR Enterprises, Inc. located in Chicago, Illinois for 10 years.

     Continuing Directors

      Angelo DiPaolo has served as a director of the Company since 1983. He has also served as a director of Midwest Bank and Trust Company since 1982. He has served as president of DiPaolo Company, a heavy construction company, and DiPaolo Center, a commercial complex in Glenview, Illinois, since 1963.

      Gerald F. Hartley, CPA has served as a director and chairman of the Audit Committee of the Company since June 2003. Mr. Hartley was named Director of Midwest Bank and Trust Company in February 2004. Mr. Hartley has 39 years experience in financial, accounting, and auditing responsibilities. He served as president of Village Bancorp, a community-based bank holding company in the metropolitan Chicago area, from April 1999 through May 2000. He also served as a director of Republic Bank of Chicago and Republic Bancorp Co. from August 2000 through May 2003. Previously, he spent 35 years in the public accounting profession, primarily with Crowe Chizek and Company LLC, dealing with community-based banks and bank holding companies. Mr. Hartley also served as a member of the AICPA Committee on Bank Accounting and Auditing and as a director of the Illinois CPA Society.

      Brad A. Luecke was named President and Chief Executive Officer of the Company in July 2000 and a director of the Company in June 2000. Mr. Luecke also serves as vice chairman, chief executive officer and a director of Midwest Bank and Trust Company. Mr. Luecke served as chairman and director of Midwest Financial and Investment Services, Inc. since March 2002. Mr. Luecke served as chairman, president, and director of MBTC Investment Company since August 2002. Previously, Mr. Luecke served as executive vice president of the Company in 2000, and as president of Midwest Bank and Trust Company from 1991 to 2000. Mr. Luecke was also a director of Midwest Bank of Hinsdale and First Midwest Data Corp. from 2000 to 2002.

      Joseph Rizza has served as a director of the Company since April 1997. He was elected a director of Midwest Bank and Trust Company in 2002. Mr. Rizza was a director of Midwest Bank of Hinsdale from 1994 to 2001. Mr. Rizza is the owner of Joe Rizza Enterprises which owns several automobile dealerships and financial service companies in the Chicago metropolitan area.

      Robert D. Small has served as a director of the Company since 1983. He was originally elected to serve as a director of Midwest Bank and Trust Company in 1974, and served as a director of that bank until 1997. Mr. Small was re-elected to serve as a director of Midwest Bank and Trust Company in 2002. He has previously served as president and director of Midwest Bank of McHenry County from 1989 to 1993. Mr. Small retired as president of Small’s Furniture City located in DeKalb and Elgin, Illinois in 2001.

      Leon Wolin has served as a director of the Company since 1991. He was elected a director of Midwest Bank and Trust Company in 1985. Mr. Wolin served as a director of Midwest Bank of Hinsdale from 1996 to 2002. Mr. Wolin has been president of Price Associates, Inc., a real estate appraisal and consulting firm located in Chicago, Illinois, since 1980.

      In the event that Mr. Silveri, Mr. Nagle, or Mr. Rosasco is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the Board of Directors. The Board of Directors has no reason to believe Mr. Silveri, Mr. Nagle, or

Mr. Rosasco will be unable or unwilling to serve. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Director Nomination Procedures

      The Corporate Governance and Nominating Committee will consider candidates for nomination as a director recommended by directors or stockholders. The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders if the procedures set forth under “Notice of Business to be Conducted at an Annual Meeting” are met. In evaluating candidates, the Committee considers the attributes of the candidate (including skills, experience, diversity, age, and legal and regulatory requirements) and the needs of the Board, and will review all candidates in the same manner. The Company’s By-laws require that a director own 120,000 shares of Company common stock. The Board has the authority to waive this requirement and has waived it in the past.

Meetings of the Board of Directors and Committees of the Board of Directors

      The Board of Directors conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors meets regularly and may schedule special meetings as needed. During fiscal year 2003, the Board of Directors of the Company held 14 meetings primarily related to general Company matters. Each of the directors of the Company attended at least 78% of the total number of the Company’s Board meetings held and committee meetings on which such directors served during fiscal year 2003.

      If you wish to communicate with the Board of Directors, you may send correspondence to Brad A. Luecke, President and Chief Executive Officer, Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, Illinois 60160. Mr. Luecke will submit your correspondence to all of the Board members or the appropriate committee, as applicable.

      The Board encourages all Board members to attend the annual meeting of stockholders. All of the Board members except for Joseph Rizza attended the 2003 annual meeting of stockholders.

     Director Independence

      The Board of Directors has determined that Messrs. DiPaolo, Hartley, Nagle, Rizza, Rosasco, Small, and Wolin are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards.

      Independent directors may meet in executive session, without management, at any time, and are regularly scheduled for such executive sessions twice a year as required by the Nasdaq listing standards.

     Audit Committee

      The Board of Directors of the Company maintains an Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee that outlines the responsibilities and processes of the Audit Committee. A copy of the charter of the Audit Committee is attached hereto as Exhibit A and is available at www.midwestbanc.com. Generally, the Audit Committee has the responsibility for oversight of financial controls, as well as the Company’s accounting, regulatory and audit activities, and annually reviews the qualifications of the independent auditors. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee is composed entirely of outside directors who are not officers of the Company. The members of the Audit Committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards as currently in effect. The Audit Committee currently consists of Messrs. Hartley (Chairman), Rizza, Small, and Wolin. During 2003 the Committee met ten times. The Board of Directors has determined that Mr. Hartley is the audit committee financial expert.

     Compensation Committee

      The Compensation Committee consists of Messrs. DiPaolo, Rizza, Rosasco, Small, and Wolin (Chairman). The members of the Compensation Committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards as currently in effect. The Compensation Committee is responsible for reviewing the performance of the Chief Executive Officer; reviewing and recommending the compensation of the Company’s officers, including the Chief Executive Officer; recommending and approving stock option grants to management; reviewing and recommending compensation programs including stock option grants, 401(k) contributions and annual bonuses; reviewing and recommending director compensation; and advising the Chief Executive Officer on miscellaneous compensation issues. The Compensation Committee also advises and assists management in formulating policies regarding compensation. The Committee met two times during 2003.

     Corporate Governance and Nominating Committee

      The Corporate Governance and Nominating Committee currently consists of Messrs. Hartley (Chairman), Nagle, Rosasco, and Wolin. The members of the Corporate Governance and Nominating Committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards as currently in effect. A copy of the charter of the Corporate Governance and Nominating Committee is attached hereto as Exhibit B and is available at www.midwestbanc.com.

      The Corporate Governance and Nominating Committee has the following responsibilities: recommend a Board structure, a committee structure and Board and committee practices (including the size of the Board, the number, function, and size of committees and the number of Board and committee meetings); recommend committee assignments, including committee chairmanships, to the full Board for approval; revise annually the corporate governance guidelines and committee charters and recommend to Board any needed changes; review with the Board on an annual basis the appropriate skills and characteristics required on the Board in the context of the strategic direction of the Company; establish Board member selection criteria and screen and recruit new Board members; recommend to the Board the existing Board members to be re-nominated, after considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the individual evaluations of the Directors and the wishes of existing Board members to be re-nominated; review director candidates recommended by stockholders; recommend director nominees for approval by the Board and the stockholders; develop and recommend standards for determining director independence (i.e. whether a material relationship exists between the Company and a director) and consider questions of possible conflicts of interest of directors; review annually the Company’s Code of Business Conduct and Ethics and recommend to the Board any needed changes; manage the process whereby the full Board annually assesses its performance, and then report the results of the evaluation to the Board along with any recommendations to the full Board as to his/her continuation as a Board member; jointly with the Compensation Committee recommend to the Board the compensation to be paid to directors; and oversee the orientation of new directors and assess the need for continuing education in governance developments. The Committee met one time during 2003.

Code of Business Conduct and Ethics

      The Company has adopted a Code of Business Conduct and Ethics which applies to all directors, officers, and employees of the Company. A copy of the Code is available at www.midwestbanc.com.

Directors’ Compensation

      During the year 2003, each director received as compensation for serving on the Board of Directors and committees of the Board:

•	An annual retainer of $12,000;

•	A per meeting fee of $700 for attendance at regular and special meetings of the Board;

•	A per meeting fee of $500 for attendance at meetings of the Audit Committee.

      Daniel Nagle, an independent director, also serves as Secretary to the Board. During the year 2003. Mr. Nagle received $37,300 for minute preparation services rendered to the boards of directors of Midwest Banc Holdings, Inc. and Midwest Bank and Trust Company.

      During 2003 and early 2004, the Board of Directors reviewed the appropriateness and adequacy of the compensation for directors. In order to provide competitive compensation to attract and retain qualified directors and in light of an increasing workload, the Board of Directors changed the director cash compensation arrangements effective for the year 2004. Beginning April 1, 2004, the annual cash compensation for serving on the Board of Directors and the committees of the Board will be as follows:

•	An annual retainer of $15,000;

•	An annual retainer of $18,000 for the Chairman of the Audit Committee;

•	A per meeting fee of $1,000 for attendance at regular and special meetings of the Board; and

•	A per meeting fee for attendance at meetings of the following committees:

Audit	$750
Compensation	500
Governance and Nominating	500
Risk Management and Compliance	300

      All directors of the Company are also directors of Midwest Bank and Trust Company. Each subsidiary maintains its own fee structure for compensating directors. Some subsidiaries also provide fees for director participation in specific board of directors committees (i.e. loan committees, audit committees and executive committees) which range between $1,500 and $8,400 annually. Each director of the Company who is also a director of one of the subsidiaries received between $7,200 and $9,600 in additional directors’ fees for 2003. Total Board and Committee meeting fees paid in 2003 approximated $330,000, which includes fees paid to Board and Committee members of Midwest Bank and Trust Company.

Executive Compensation

      The following table shows the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the President and Chief Executive Officer and certain other executive officers of the Company (“Named Executive Officers”) in fiscal years 2003, 2002, and 2001.

Summary Compensation Table

	Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)	Options(#)	Compensation($)

Brad A. Luecke	2003	512,377	—	50,126(1)	—	86,519(2)
President and Chief	2002	324,901	200,000	51,882(1)	60,000	78,599(2)
Executive Officer	2001	320,719	125,000	48,385(1)	45,000	69,111(2)

Edward H. Sibbald	2003	185,714	15,000	8,050(3)	—	39,398(4)
Executive Vice President	2002	174,056	20,000	10,824(3)	7,500	36,321(4)
and Director of	2001	172,819	15,000	11,437(3)	7,500	33,783(4)
Marketing and Investor Relations

Daniel R. Kadolph	2003	141,566	40,000	4,581(5)	—	18,152(6)
Senior Vice President and	2002	128,060	83,335	—	12,000	16,911(6)
Chief Financial Officer	2001	123,068	42,299	—	12,000	15,723(6)

Sheldon Bernstein	2003	162,983	—	17,755(7)	—	43,181(8)
President, Midwest Bank	2002	151,458	49,981	17,751(7)	15,000	39,831(8)
and Trust Company,	2001	146,000	32,233	16,755(7)	15,000	37,035(8)
Cook County Region

Mary M. Henthorn	2003	161,014	—	17,713(9)	—	25,334(10)
President, Midwest Bank	2002	146,176	49,697	12,786(9)	15,000	23,342(10)
and Trust Company,	2001	140,438	45,028	7,899(9)	15,000	22,174(10)
DuPage County Region

(1)	Consists of directors’ fees of $35,300, $39,450, and $36,950 paid in 2003, 2002, and 2001, respectively, club membership fees of $8,289, $7,691, and $7,470 paid in 2003, 2002, and 2001, respectively, and an automobile allowance of $6,537, $4,741, and $3,965 paid in 2003, 2002, and 2001, respectively.

(2)	Consists of a matching contribution of $16,356, $13,813, and $9,290 made by the Company pursuant to the Company’s 401(k) Plan in 2003, 2002, and 2001, respectively, and $70,163, $64,786, and $59,821 in supplemental employee retirement plan expense accrued by the Company in 2003, 2002, and 2001, respectively.

(3)	Consists of directors’ fees of $5,875, $6,700, and $7,550 paid in 2003, 2002, and 2001, respectively, and an automobile allowance of $2,175, $4,124, and $3,887 paid in 2003, 2002, and 2001, respectively.

(4)	Consists of a matching contribution of $8,571, $7,857, and $7,500 made by the Company pursuant to the Company’s 401(k) Plan in 2003, 2002, and 2001, respectively, and $30,827, $28,464, and $26,283 in supplemental employee retirement plan expense accrued by the Company in 2003, 2002, and 2001, respectively.

(5)	Consists of an automobile allowance of $4,581 paid in 2003.

(6)	Consists of a matching contribution of $6,667, $6,306, and $5,931 made by the Company pursuant to the Company’s 401(k) Plan in 2003, 2002, and 2001, respectively, and $11,485, $10,605, and $9,792 in supplemental employee retirement plan expense accrued by the Company in 2003, 2002, and 2001, respectively.

(7)	Consists of directors’ fees of $14,400, $14,400, and $14,000 paid in 2003, 2002, and 2001, respectively, and an automobile allowance of $3,355, $3,351, and $2,755 paid in 2003, 2002, and 2001, respectively.

(8)	Consists of a matching contribution of $6,000, $5,500, and $5,335 made by the Company pursuant to the Company’s 401(k) Plan in 2003, 2002, and 2001, respectively, and $37,181, $34,331, and $31,700 in supplemental employee retirement plan expense accrued by the Company in 2003, 2002, and 2001, respectively.

(9)	Consists of directors’ fees of $14,200, $9,550, and $5,450 paid in 2003, 2002, and 2001, respectively, club membership fees of $1,188, $1,188, and $1,038 paid in 2003, 2002, and 2001, respectively, and an automobile allowance of $2,325, $2,048, and $1,411 paid in 2003, 2002, and 2001, respectively.

(10)	Consists of a matching contribution of $7,500, $6,875, and $6,969 made by the Company pursuant to the Company’s 401(k) Plan in 2003, 2002, and 2001, respectively, and $17,834, $16,467, and $15,205 in supplemental employee retirement plan expense accrued by the Company in 2003, 2002, and 2001, respectively.

      No options to purchase the Company’s common stock which were granted in 2003 by the Company to any of the Named Executive Officers.

      The following table summarizes for each Named Executive Officer the number of shares of common stock subject to outstanding options and the value of such options that were unexercised at December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities
			Underlying Unexercised	Value of Unexercised In-
	Shares		Options at Fiscal	The-Money Options at
	Acquired on	Value	Year-End(#)	Fiscal Year-end($)(1)
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Brad A. Luecke	10,500	$139,650	110,585/78,750	1,170,629/833,631
Edward H. Sibbald	5,000	47,900	64,994/10,500	688,013/111,151
Daniel R. Kadolph	—	—	32,826/16,125	347,489/170,696
Sheldon Bernstein	—	—	47,628/22,500	504,180/238,180
Mary M. Henthorn	13,500	203,965	46,322/22,500	490,355/238,180

(1)	Options are considered “in-the-money” if the fair market value of the underlying common stock exceeds the exercise price of the related stock option. The value of the unexercised options at the end of fiscal 2003 is based on the closing price of $22.26 report on the Nasdaq National Market on December 31, 2003, the last trading day of fiscal 2003.

      The following table summarizes information as of December 31, 2003, relating to equity compensation plans of the Company pursuant to which common stock is authorized for issuance:

Equity Compensation Plan Information

Number of securities remaining
	Number of securities	Weighted-average	available for future issuance
	to be issued upon exercise	exercise price of	under equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities reflected
	warrants, and rights	warrants, and rights	in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	1,076,545	$11.67	340,348
Equity compensation plans not approved by security holders	—	—	—

Total	1,076,545	$11.67	340,348

(1)	The Company’s 1996 Stock Option Plan permits 1,725,000 shares for issuance as either incentive stock options or nonqualified stock options. As of December 31, 2003, 308,107 options were exercised.

Employment Agreements

      The Company and certain subsidiaries of the Company have entered into separate Transitional Employment Agreements with each of the Named Executive Officers and certain other officers of the Company’s subsidiaries. The Transitional Employment Agreements are designed to minimize the impact of change in control transactions on the performance of key officers and executives. In the event of a “change in control” (generally, the acquisition of 50% or more of the voting power or the sale of more than 40% of the assets of the Company or the relevant subsidiary), the agreements require the Company, the relevant subsidiary or any successor, as the case may be, to continue the employment of the affected officers for either 12 or 24 months in their respective positions and at their respective salaries (including the payment of directors’ fees, if any) with the right to participate in new or continuing bonus, incentive, benefit and other plans. In the event the employment of an officer is terminated by (1) the officer for any reason during the first year following the change in control (subject to the requirement that certain officers must wait 90 days following the change of control to exercise such right of termination), (2) by an acquiror for any reason other than death, disability or cause, or (3) due to constructive discharge (e.g., a reduction in salary or benefits, a material diminution in title, duties or responsibilities, or a significant change in hours worked or location), the acquiror is obligated to continue the affected officer’s salary (including the payment of directors’ fees, if any) for 12 or 24 months after the termination of employment.

Supplemental Executive Retirement Plan

      The Company has implemented a supplemental executive retirement plan (“SERP”) for the purpose of providing certain retirement benefits to those executive and other corporate officers of the Company and the banks approved by the Board of Directors. The annual retirement benefit available under the SERP is calculated to range from 25% to 35% of final salary (as defined in the SERP agreement) at normal retirement age of 65 and payable over 15 years. To qualify, each participant must continue to remain employed with the Company for at least five years following the adoption of the plan. Benefits are payable in various forms in the event of normal retirement, early retirement, death, disability and separation from service, subject to certain conditions defined in the plan. The SERP also provides for the payment of certain death benefits to the extent such amounts exceed a participant’s accrued benefit under the SERP at the time of death.

      The following table shows the annual benefits payable upon retirement under the SERP, based on the specified final salary and percentage payout for the participating named executive officers.

	Retirement Benefit	Retirement Benefit
Final Salary	Amount (1)	Percentage

$193,700	$48,400	25%
218,100	54,500	25%
224,800	67,400	30%
266,600	80,000	30%
286,400	71,600	25%
321,000	98,400	30%
360,400	108,100	30%
585,300	204,900	35%

(1)	Benefits shown are computed on the basis of a single life annuity. Other forms of benefits payments are available under the SERP and would be determined on the actuarial equivalent amount of the single life annuity payment.

Compensation Committee Report on Executive Compensation for 2003

      The Compensation Committee is responsible for making decisions regarding executive officers’ compensation, including bonuses and other benefits. The Compensation Committee is also responsible for administering the Company’s 1996 Stock Option Plan and determines the awards granted thereunder.

      The Committee has developed a compensation program which is comprised of salary, annual cash incentive bonuses, long-term incentives in the form of stock options and other benefits typically offered to executives by corporations similar to the Company. The Committee recognizes that attracting and retaining key executives is critical to the Company’s long term success. The Committee has set certain guidelines regarding executive officers’ compensation. Each executive officer is reviewed annually, and that officer’s compensation is based on that individual’s contribution to the Company.

      The Committee has reviewed compensation structures and other information from various sources, including, among others, Watson Wyatt’s Financial Institution Compensation Survey, SNL Securities, Sheshunoff Information Services, and Crowe Chizek and Company LLC. Although no company is an exact match, consideration was given to salaries and bonuses that are paid to executives at similar community bank holding companies. Additional considerations were the greatly increased responsibilities of running a public company, the individual’s contributions to the Company and the individual’s experience and tenure with the Company.

      The salary of Brad A. Luecke was set at $500,000 for fiscal 2004. In making decisions regarding CEO compensation, the Committee took into account results of operations of the Company, comparable peer compensation for chief executive officers, conditions in the banking industry as a whole and Mr. Luecke’s contributions to the Company and its subsidiaries.

      The Internal Revenue Code limits the deductions a publicly held company may take for compensation paid to its most highly paid executive officers. Typically, salaries and bonuses in excess of $1 million (excluding performance-based compensation) which are paid in one tax year cannot be deducted by the Company. The Committee did not consider this section of the Internal Revenue Code when establishing compensation because current executive salaries and bonuses are well below the $1 million threshold.

      This report is submitted by the Compensation Committee.

Leon Wolin (Chairman)
Angelo DiPaolo
Joseph Rizza
LeRoy Rosasco
Robert D. Small

Compensation Committee Interlocks and Insider Participation

      Brad A. Luecke, President and Chief Executive Officer of the Company, serves on the Board of Directors of the Company. Mr. Luecke is also the chief executive officer of Midwest Bank and Trust Company. Each of the Directors of the Company is also a director of Midwest Bank and Trust Company.

Performance Graph

      The graph below sets forth a comparison of the percentage change in the cumulative total stockholder return for the period beginning February 24, 1998 and ending December 31, 2003 for the Company’s common stock, the Russell 2000 Index, and the CRSP Index for Nasdaq Bank Stocks, assuming the reinvestment of all dividends.

	2/24/98	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Midwest Banc Holdings, Inc.	$100.00	$86.26	$79.19	$90.26	$131.27	$179.67	$215.46
Russell 2000 Index	100.00	92.88	111.10	106.43	112.95	84.33	122.59
Nasdaq Bank Stocks	100.00	99.20	95.30	108.90	166.11	120.43	155.05

Section 16(a) Beneficial Ownership Compliance

      Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and certain officers, and certain other owners of the Company’s common stock, to periodically file notices of changes in beneficial ownership of such common stock with the Securities and Exchange Commission. To the best of the Company’s knowledge, during 2003 all required filings were timely submitted.

Transactions With Certain Related Persons

      Some of the Company’s executive officers and directors are, and have been during the preceding year, clients of the banks, and some of the Company’s executive officers and directors are direct or indirect owners of 10% or more of the stock of corporations which are, or have been in the past, clients of the banks. As such clients, they have had transactions in the ordinary course of business of the banks, including borrowings, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. At December 31, 2003, the Company’s directors, executive officers and their business interests had loans outstanding, whose individual aggregate indebtedness to the Company exceeded $60,000, totaling approximately $26.6 million in the aggregate, which represented 18.6% of total stockholders’ equity as of that date. Such loans were made by the Company in the ordinary course of business, were not made with favorable terms, and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features.

      During 2003, the Company incurred minute preparation fees for services provided by the Secretary to the Board, Daniel Nagle, in the amount of approximately $37,300.

      The Company made payments totaling $63,293 in 2003 to DiPaolo Company, a company controlled by Angelo DiPaolo, a director of the Company, for construction services.

      On March 5, 2003 one of the Company’s subsidiary banks, Midwest Bank and Trust Company (the “Bank”), received a joint letter from the Federal Reserve Bank of Chicago (“Federal Reserve”) and the Illinois Office of Banks and Real Estate (“OBRE”) regarding additional provisions for loan losses that the Federal Reserve and OBRE determined were appropriate based on their review of a series of loans to an individual borrower and certain companies affiliated with the borrower. The total relationship approximated $19.6 million. In response to the letter, the Company obtained an independent valuation of the primary collateral for the largest portion of the relationship which consists of two companies in bankruptcy (“Affiliated Companies”). As a result of further communication with the Federal Reserve and OBRE, additional analysis completed by the Company, and the receipt of a supplemental letter from the Federal Reserve and OBRE as of April 10, 2003, the Company determined it would provide an additional $14.7 million to the allowance for loan losses, charge off approximately $5.6 million in loans, and reverse out $1 million of interest income.

      As previously reported by the Company, on March 26, 2003, the Bank received proceeds from an entity indirectly owned by certain directors and family members of directors of the Company of approximately $13.3 million in connection with the sale of previously classified loans, which consisted of $12.5 million of the loan principal balance, $750,000 for the letter of credit and $67,000 of accrued interest and late charges. As a result, the Bank recognized a $4.0 million after-tax capital contribution as a result of the sale of these loans to the related parties. As of December 31, 2002, $6.3 million of the $12.5 million outstanding principal amount of these loans was considered impaired.

      The purchaser of the loans is indirectly owned 50% by current management officials of the Affiliated Companies and 50% by 400 VC, LLC (“400 VC”), an entity owned by Michael Wolin, the adult son of Leon Wolin, a director of the Company, Lee Paul Rosasco, the adult son of LeRoy Rosasco, a director of the Company, and Angelo DiPaolo, a director of the Company, E.V. Silveri, Chairman of the Board of the Company, and Brad A. Luecke, President and Chief Executive Officer of the Company. Mr. Silveri is the managing member of 400 VC. The current ownership of 400 VC is follows: E.V. Silveri 35.3%; Brad A. Luecke 22.2%; Lee Paul Rosasco 23.0%; Angelo DiPaolo 12.0%; and Michael Wolin 7.47%.

REPORT OF AUDIT COMMITTEE

      The Audit Committee of the Company’s Board of Directors is currently comprised of four independent directors and operates under a written charter adopted by the Committee. The Board appoints the Audit Committee and its chairman. The Committee assists the Board, through review and recommendation, in its oversight responsibility related to the quality and integrity of the Company’s financial information and reporting functions, the adequacy and effectiveness of the Company’s system of internal accounting and financial controls, and the independent audit process.

      The responsibility for the quality and integrity of the Company’s financial statements and the completeness and accuracy of its internal controls and financial reporting process rests with the Company’s management. The Company’s independent public accountants for 2003, McGladrey & Pullen, LLP (“McGladrey & Pullen”), are responsible for performing an audit and expressing an opinion as to whether the Company’s financial statements are fairly presented, in all material respects, in conformity with generally accepted accounting principles.

      The Audit Committee of the Board of Directors has:

1. Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with management of the Company and McGladrey & Pullen;

2. Reviewed and discussed with McGladrey & Pullen the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees), as may be modified or supplemented, as currently in effect; and

3. Received the written disclosures and the letter from McGladrey & Pullen required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect. The disclosures described the relationships and fee arrangements between the firm and the Company. Consistent with Independence Standards Board Standard No. 1 and the SEC’s “Revision of the Commission’s Auditor Independence Requirements,” which became effective February 5, 2001, the Audit Committee considered at a meeting held on February 25, 2004, whether these relationships and arrangements are compatible with maintaining McGladrey & Pullen’s independence, and has discussed with representatives of McGladrey & Pullen that firm’s independence from the Company.

      Based on the foregoing materials, reviews and discussions, the Audit Committee, exercising its business judgment, recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the SEC.

      This report is submitted by the Audit Committee.

Gerald F. Hartley (Chairman)
Joseph Rizza
Robert D. Small
Leon Wolin

      The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

INDEPENDENT PUBLIC ACCOUNTANTS

      The Company’s independent public accountants for the fiscal year ended December 31, 2003 were McGladrey & Pullen, LLP (“McGladrey & Pullen”). Under its charter, the Audit Committee is solely responsible for reviewing the qualifications of the Company’s independent public accountants, and selecting the independent public accountants for the current fiscal year. A copy of the Audit Committee charter as currently in effect is attached to this proxy statement as Appendix A and is available at www.midwestbanc.com.

      Management has invited representatives of McGladrey & Pullen to be present at the meeting, and expects that they will attend. If present, these representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Change in Accountants

      In response to the Sarbanes-Oxley Act of 2002, the Audit Committee of the Board of Directors of the Company determined on December 16, 2002 to segregate the internal and external auditing functions and dismissed Crowe Chizek and Company LLC (“Crowe Chizek”) as the Company’s external auditor, effective upon the Company’s filing of its Annual Report on Form 10-K for the fiscal year ending December 31, 2002. On December 16, 2002, the Audit Committee also appointed KPMG, LLP (“KPMG”) to become the Company’s external auditor effective upon the Company’s filing of its Annual Report on Form 10-K for the fiscal year ending December 31, 2002. Crowe Chizek will continue to provide internal audit services to the Company under the direction of the Company’s Senior Vice President — Risk Management. This change in accountants was previously reported in our Current Report on Form 8-K filed with the SEC on December 23,

2002 and as amended by Form 8-K/A filed January 7, 2003. Crowe Chizek completed the audit of the Company’s consolidated financial statements for the year ended December 31, 2002.

      Crowe Chizek’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2000 and 2001, and in the subsequent interim periods, there were no disagreements with Crowe Chizek on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Crowe Chizek, would have caused Crowe Chizek to make reference to the matter in its report. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

      The Company provided Crowe Chizek with a copy of the foregoing disclosures. A copy of Crowe Chizek’s letter, dated January 7, 2003, stating its agreement with such statements was filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2003.

      During the fiscal years ended December 31, 2000 and 2001, and through December 16, 2002, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or regarding any other matters or reportable events described under Item 304(a)(2) of Regulation S-K.

      On April 29, 2003, KPMG informed the Company that it would not accept the appointment to serve as the Company’s independent accountant for the fiscal year ending December 31, 2003 and resigned. On May 2, 2003, the Audit Committee appointed McGladrey & Pullen, LLP to serve as the Company’s independent accountant for the fiscal year ending December 31, 2003. This change in accountants was previously reported in our Current Report on Form 8-K filed with the SEC on April 29, 2003 and as amended by Form 8-K/ A filed May 19, 2003.

      During the fiscal years ended December 31, 2002 and 2001, and through May 1, 2003, the Company did not consult McGladrey & Pullen, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or regarding any other matters or reportable events described under Item 304(a)(2) of Regulation S-K.

Audit Fees

      McGladrey & Pullen billed the Company $344,207 in the aggregate, for professional services rendered by it for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2003, and the reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC during the fiscal year ended December 31, 2003.

      Crowe Chizek billed the Company $83,000 in the aggregate, for professional services rendered by it for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002, and the reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC during the fiscal year ended December 31, 2002.

Audit-Related Fees

      McGladrey & Pullen billed the Company $26,324 in the aggregate, for professional services rendered by it for various technical accounting consultations during the fiscal year ended December 31, 2003.

      Crowe Chizek billed the Company $39,000, in the aggregate, for audit-related services rendered by it, including SEC services and benefit plan audits, during the fiscal year ended December 31, 2002.

Tax Fees

      McGladrey & Pullen did not perform any professional services for the Company that would be considered tax-related.

      Crowe Chizek billed the Company $143,000, in the aggregate, for services rendered for tax consulting, including preparation of federal and state tax returns during the fiscal year ended December 31, 2002.

All Other Fees

      McGladrey & Pullen did not perform any professional services for the Company that would be considered in the all other fees category.

      Crowe Chizek billed the Company $502,000, in the aggregate, for all other services rendered by it, including services related to the Big Foot Financial Corp. Acquisition and the proposed CoVest Bancshares, Inc. transaction; assessing network security; and compliance services, during the fiscal year ended December 31, 2002.

Pre-approval of Services by the External Author

      The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent auditors and associated fees up to a maximum for any one non-audit service of $100,000, provided that the Chairman shall report any decisions to pre-approve such audit-related or non-audit related services and fees to the full Audit Committee at its next regular meeting.

ADDITIONAL INFORMATION

Stockholder Proposals

      To be considered for inclusion in the Company’s proxy and form of proxy relating to the 2005 Annual Meeting of Stockholders, a stockholder proposal must be received prior to December 6, 2004, by the President of the Company at the address set forth on the first page of this Proxy Statement. Any such proposal will be subject to Rule 14a-8 under the Exchange Act.

Notice of Business to Be Conducted at the Annual Meeting

      Pursuant to the Company’s By-laws, only business brought by or at the direction of the Board of Directors and proper matters submitted in advance by a stockholder may be conducted at an annual meeting. The By-laws of the Company set forth the procedures by which a stockholder may properly bring business before a meeting of stockholders. The By-laws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. For the 2005 Annual Meeting, a stockholder must give written advance notice to the President of the Company by December 6, 2004; provided, however, that in the event the Company publicly announces or discloses less than one hundred thirty (130) days prior to the meeting that the date of the 2005 Annual Meeting is to be held on a date other than May 4, 2005, notice by the stockholder will be timely if received not later than the close of business on the tenth (10th) day following the date on which the Company’s notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by a stockholder must include the stockholder’s name and address, as they appear on the Company’s record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company’s common stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. These requirements apply to any matter that a stockholder wishes to raise at an annual meeting, including those matters raised other than pursuant to the procedures of Rule 14a-8 under the Securities Exchange Act of 1934. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters, to the extent legally permissible, in accordance with their best judgment.

      Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

By Order of the Board of Directors

DANIEL NAGLE
Secretary to the Board

Melrose Park, Illinois

April 5, 2004

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

APPENDIX A

MIDWEST BANC HOLDINGS, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.     Purpose of the Audit Committee

      The purpose of the Audit Committee is to assist the Board of Directors in monitoring:

I. The Corporation’s accounting and financial reporting principles and policies and internal accounting and disclosure controls and procedures;

II. The Corporation’s internal audit function;

III. The certification of the Corporation’s quarterly and annual financial statements and disclosures and assessment of internal disclosure controls by the Corporation’s Chief Executive Officer (CEO) and Chief Financial Officer (CFO);

IV. The Corporation’s consolidated financial statements and the independent external audit thereof, including the appointing, compensating, overseeing (including resolving any disagreements between management and the independent external auditor regarding financial reporting), and evaluating and, where deemed appropriate, replacing the registered independent external auditors (or nominating the registered independent external auditors to be proposed for shareholder approval in any proxy statement);

V. The performance and independence of the external auditors; and

VI. The Corporation’s compliance with legal and regulatory requirements

      The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of Corporation’s consolidated financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal accounting and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

      The independent external auditors are responsible for planning and performing an audit of Corporation’s annual consolidated financial statements in accordance with generally accepted auditing standards. They are also responsible for reviews of Corporation’s quarterly consolidated financial statements in accordance with SAS No. 71, prior to the filing of each quarterly report on Form 10-Q, and other procedures.

      The Audit Committee will provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

      In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Corporation. They are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of external auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on:

a. The integrity of those persons and organizations within and outside the Corporation from which it receives information,

b. The accuracy of the financial and other information provided to the Audit Committee by the internal audit function. It will also rely on the representations made by management as to any information technology, internal audit and other non-audit services provided by the independent external auditors to the Corporation.

      The independent external auditor shall submit to the Corporation annually a formal written statement delineating all relationships between the independent external auditors and the Corporation (“Statement as to Independence”), in accordance with Independent Standards Board No. 1, addressing each non-audit service provided to the Corporation. The Audit Committee shall be responsible for considering whether any services that are provided by the external auditor would compromise its independence.

II.     Composition of the Audit Committee

      The Audit Committee shall be comprised of at least three, independent members of the Board of Directors. Each member shall have no relationship to the Corporation, or to the executive officers of the Corporation or its subsidiaries or affiliates, that may interfere with the exercise of their independence from management and the Corporation. Members (including their family members) shall not be compensated for any consulting, advisory or other services performed for the Corporation other than compensation received for Board of Directors and committee fees. No member shall be an affiliate of the Corporation or any of its subsidiaries, in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) or Nasdaq. Each member shall satisfy the applicable experience and independence requirements under the rules of the SEC or Nasdaq. [Individuals previously not meeting all independence requirements to serve on the Audit Committee, must meet all independence requirements for at least three (3) years prior to being eligible to serve on the Audit Committee.]

      In accordance with SEC and Nasdaq rules and regulations, each member of the Audit Committee must able to read and understand fundamental financial statements, including the Corporation’s consolidated balance sheet, income statement, and cash flow statement. Additionally, to the extent required by Nasdaq, the Corporation will have at least one member of the Audit Committee that is a “financial expert,” as defined by the SEC.

      Members of the Audit Committee shall be appointed annually by majority vote of the Board of Directors and shall serve until the next annual meeting of the Board of Directors or until their successors shall be duly qualified and appointed.

III.     Meetings of the Audit Committee

      The Audit Committee shall meet four times annually, or more frequently if circumstances dictate, to discuss with management and the independent external auditors the annual audited financial statements and quarterly financial results and the required certifications of the CEO and CFO. At least annually, the Audit Committee should meet separately with the internal auditor and the independent external auditor, without any members of management being present, to discuss any matters that the Audit Committee or any of these persons or firms believes should be discussed privately.

      The Audit Committee may request any officer or employee of the Corporation, or the Corporation’s independent counsel, or independent external auditors to attend a meeting of the Audit Committee or to meet with any members of or consultants to, the Audit Committee.

      Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV.     Responsibilities and Duties

A. Overseeing Financial Reporting and Disclosures:

      a) Reading of Financial Statements and Disclosures: The Audit Committee shall read and discuss with management and the independent external auditors all financial statements and related disclosures included in the Corporation’s periodic and annual filings with the SEC, and consider whether the financial statements and related disclosures accurately and appropriately reflect their knowledge of the financial condition of the Corporation and its results of operations. The reviews discussed above should include discussions with management and the independent external auditor regarding: (1) significant and unusual transactions;

(2) Significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles; (3) Any major issues as to the adequacy of the Corporation’s internal controls; and (4) Any special steps adopted in light of material control deficiencies

      b) Accuracy of Financial Reports. The Audit Committee shall require management to make all material correcting adjustments to the Corporation’s quarterly and annual consolidated financial statements to be filed with the SEC, that are identified by the independent external auditor as being required by generally accepted accounting principles (“GAAP”) or the rules of the SEC.

      c) Disclosure of Off-Balance-Sheet Transactions. On a quarterly basis, the Audit Committee shall inquire of management as to whether they have complied with the SEC’s disclosure requirements regarding off-balance sheet transactions. The Corporation must disclose in quarterly and annual SEC filings, all material off-balance-sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Corporation. These could be with unconsolidated entities or other persons, that have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, or significant components of revenues or expenses.

      d) Disclosure of Pro Forma/Non-GAAP Financial Information. The Audit Committee shall discuss with management the Corporation’s earnings releases prior to their issuance, including the use of “pro forma or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts. The Corporation must reconcile the pro forma financial information with the financial condition and results of operations of the Corporation under GAAP.

      e) Risk Exposures. The Audit Committee shall discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

      f) Disclosure of Transactions Involving Management and Principal Stockholders. The Audit Committee shall determine that management has put in place procedures to report insider transactions in accordance with the SEC rules and regulation. The Audit Committee shall review procedures adopted by management to assure that any related party transactions and potential conflicts of interest of any director or executive officer of the Corporation will be brought to the attention of the Audit Committee in advance. Review and approve or disapprove, in advance, any such related party transactions or potential conflicts of interest.

      g) Management Certification of Financial Statements and Disclosures, and Assessment of Internal Controls. The Audit Committee shall ensure that the Corporation has established adequate procedures to ensure that quarterly and annual financial statements and disclosures, that are required to be reported to the SEC, are accurate and complete. This will include reviewing and approving the process to be followed by management to comply with quarterly and annual CEO and CFO certifications required by the SEC. The Audit Committee shall be responsible for discussing the results of the quarterly and annual CEO and CFO certification process with management to consider whether the Corporation has appropriately fulfilled its quarterly and annual SEC reporting requirements. In reviewing and considering the quarterly and annual certifications of the CEO and CFO, the Audit Committee shall also obtain, review and consider any applicable reports issued by the internal auditor or the independent external auditor.

      h) Disclosure of Code of Business Conduct and Ethics. The Audit Committee shall determine that the Corporation has complied with applicable requirements of the SEC to disclose whether or not, and if not, the reason therefor, the Corporation has established a Code of Ethics for senior financial officers (CFO and controllers). Also, the Audit Committee shall inquire of management to determine that changes in or waivers of the Code of Ethics are approved by the Audit Committee, and reported promptly to the SEC by the Corporation on a Form 8-K.

      i) Disclosure of Audit Committee “Financial Expert.” The Audit Committee shall determine that the Corporation has complied with applicable requirements of the SEC to disclose, whether or not, and if not, the reason therefor, the Corporation has at least one member on the Audit Committee who is a “financial expert” as defined by the SEC.

      j) Disclosure of Audit Committee Approval of Non-Audit Services. The Audit Committee shall determine that the Corporation has complied with applicable requirements of the SEC to disclose the pre-approval by the Audit Committee of all non-audit services to be performed by the Corporation’s independent external auditor.

      k) Real Time Issuer Disclosures. The Audit Committee shall determine that the Corporation has implemented procedures to comply with applicable requirements of the SEC to report to the SEC real time (prompt) disclosures of any material changes in the Corporation’s financial condition or results of operations.

     B. Independent External Auditor:

      The independent external auditors for the Corporation are ultimately accountable to the Audit Committee. The Audit Committee has sole authority and responsibility to select, evaluate, compensate and nominate the independent external auditors. The Audit Committee shall pre-approve all audit, review or attest engagements and any permitted non-audit services proposed to be provided by the Corporation’s external auditors, subject to the de minimus exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”) which are approved by the Audit Committee prior to the completion of the audit, in compliance with applicable rules and regulations. The engagement must either be approved in advance by the Audit Committee or be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, which policies and procedures must be detailed as to the particular service.

      The Audit Committee may form a subcommittee consisting of one or more members when appropriate, with authority to grant pre-approvals of audit and permitted non-audit services, and the decisions of such subcommittee shall be presented to the full Audit Committee at its next scheduled meeting. The actual compensation paid to the independent external auditor, for all such pre-approved services and fees, is to be reported to the Audit Committee by management on at least a quarterly basis.

     C. Independence of External Auditor:

      The Audit Committee shall:

a) Review and evaluate the performance of the independent external auditor and the lead partner of the independent external auditor team.

b) Obtain and review a report from the independent external auditor at least annually regarding (i) the independent external auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent external auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent external auditor, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent external auditor and the Corporation. After reviewing this report, the Audit Committee shall evaluate the qualifications, performance and independence of the independent external auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent external auditor to the Board.

c) Periodically review and discuss with the independent external auditor and members of the independent external auditor team all significant relationships they have or have had with the Corporation that could impair auditor independence and the scope of any non-audit services being performed for the Corporation by the independent external auditor.

d) Ensure the rotation of the lead and concurring audit partners every five years and any audit partners (as defined by the SEC) every seven years as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

e) Establish policies for the Corporation’s hiring of employees or former employees of the independent external auditor who participated in any capacity in the audit of the Corporation in compliance with all relevant rules and regulations.

f) Discuss with the national office of the independent external auditor issues on which they were consulted by the Corporation’s audit team and matters of audit quality and consistency.

     D. Internal and External Audit Plans:

      The Audit Committee should review the annual audit plans of the outsourced internal audit function, as well as in house internal audit department and the independent external auditor, including the degree of coordination of the respective plans.

      The Audit Committee should inquire of the outsourced internal auditor, the in house internal audit department and the independent external auditor as to the extent to which the planned audit scope can be relied upon to detect material misstatements in the consolidated financial statements and other public disclosures, weaknesses in internal accounting and disclosure controls, and fraud. Additionally, the Audit Committee should inquire regarding the audit plans of the outsourced internal audit function and independent external auditor regarding electronic data processing and controls to ensure that such plans address the related impact on financial risk and internal controls.

     E. External Audit Results:

      The Audit Committee should review with management the results of the independent external auditor’s quarterly financial statement reviews, and review with management and the independent external auditor the results of the annual financial statement audit. The Audit Committee should also review with management and the independent external auditor their assessment of the quality of the Corporation’s accounting principles. They should also review with them the adequacy of internal accounting and disclosure controls and the resolution of identified significant deficiencies or material weaknesses and reportable conditions in internal accounting and disclosure controls. The Audit Committee should also review compliance with laws and regulations and other audit reports deemed significant by the Committee. Based on this review, the Audit Committee shall make its recommendation to the Board of Directors as to the inclusion of the audited consolidated financial statements in the Corporation’s annual report on Form 10-K.

     F. Annual Proxy Statement Disclosure:

      The Audit Committee should report audit activities to the Board of Directors and issue an annual report to be included in the Corporation’s proxy statement (including appropriate oversight conclusions) for submission to the shareholders. In addition, the Board of Directors should re-approve the Audit Committee Charter, annually, with a copy of the charter filed with the SEC every three (3) years, and after any amendments.

     G. Independent External Auditor Communication With the Audit Committee:

      It is the independent external auditor’s responsibility, as required by generally accepted auditing standards and Section 10A of the Exchange Act, to make certain communications to the Audit Committee on at least an annual basis. Such matters include the following:

•	the independent external auditor’s responsibility under generally accepted auditing standards,

•	matters pertaining to the external auditor’s independence,

•	selection of or changes in significant accounting principles,

•	management’s judgments and significant accounting estimates,

•	significant audit adjustments posted or uncorrected,

•	the external auditors responsibility and consideration of other information that accompanies the audited consolidated financial statements,

•	any disagreements with management,

•	any difficulties encountered during the audit,

•	any consequential illegal acts or irregularities,

•	any major issues discussed with management prior to retention of the external auditors as auditors of the Corporation for the current fiscal year,

•	or any instances of management consultation with other accountants regarding significant accounting or auditing matters,

•	and any management advisory services and fees provided by the independent external auditor.

     H. Communication of Concerns of the Audit Committee With the Independent External Auditor:

      The Audit Committee shall be responsible for informing the independent external auditor of any serious concerns regarding the accuracy and integrity of the Corporation’s financial reporting. They are responsible to report any serious concerns regarding the honesty and integrity of the Corporation’s management, and any serious concerns regarding the adequacy of the Corporation’s internal accounting and disclosure controls. In fulfilling these responsibilities the Audit Committee is aware that it is illegal for an officer or director of the Corporation to mislead or lie to the independent external auditor.

     I. Internal Audit Supervision:

      The Audit Committee should also review the appointment, performance, compensation and replacement of the senior internal auditing liaison, the in house internal auditors or outsourced internal audit service provider. At least annually, the Audit Committee should evaluate the effectiveness of the internal audit function (both in house and outsourced) and consider the need to make changes to ensure that the internal audit objectives are met.

      The Audit Committee should review and approve the annual internal audit plans, monitor the completion of these plans, and approve any changes to the annual plans. The Audit Committee should review the periodic reports of internal audit division activities, including the opinion of the senior internal auditing liaison or outsourced service provider regarding the adequacy of the Corporation’s internal accounting and disclosure control structure. The Audit Committee should meet with the senior internal auditing liaison or outsourced service provider to discuss the status of completion of the annual internal audit plans and the periodic internal audit reports and to consider the need for further audit follow-up and investigation.

     J. Fraud Reporting and Handling of Complaints:

      The Audit Committee shall have the responsibility for establishing procedures for:

a. The receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and

b. The confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters. The Audit Committee shall also establish procedures to ensure that no retaliation will be allowed to occur against anyone who reports potential fraud or a complaint in good faith.

     K. New Accounting Pronouncements:

      Changes in accounting standards that have a material effect on the consolidated financial statements should be explained to the Audit Committee by financial management, the internal auditor or the independent external auditor. The same is true regarding new or changing regulations, which will affect compliance issues or the approach taken towards evaluating the internal control structure.

     L. Continuing Education for the Audit Committee:

      The Audit Committee shall establish a program of regular continuing education for all Audit Committee members to ensure that they are properly equipped to fulfill their responsibilities.

     M. Legal Counsel:

      The Audit Committee should meet if necessary with the Corporation’s outside legal counsel, when appropriate, to discuss legal matters that have a significant impact on the Corporation’s consolidated financial statements. An assessment of the Corporation’s legal liability should be reviewed for any pending or threatened litigation, including establishment of any appropriate reserves or financial disclosures until the matter is adjudicated. The Audit Committee may retain legal counsel at its discretion without prior permission of the Board of Directors or management at the expense of the Corporation.

     N. Areas Requiring Special Attention:

      The Audit Committee may request detailed reports from management, the independent external auditor, or the internal audit function (in house or outsourced) related to significant matters affecting the financial reporting process, internal controls, or other areas of special interest or concern.

V.     Resources and Authority of the Audit Committee

      The Audit Committee shall have the authority to engage independent legal counsel, auditors, or other advisors for special audits, reviews and other procedures as it determines necessary to carry out its duties.

VI.     Funding

      The Corporation shall provide the Audit Committee with appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of compensation —

A) To the registered independent external auditor employed by the Corporation for the purpose of rendering or issuing an audit report; and

B) To any advisors employed by the Audit Committee.

VII.     Conclusion

      The Audit Committee will perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

APPENDIX B

MIDWEST BANC HOLDINGS, INC.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

CHARTER

Purpose:

      The Corporate Governance and Nominating Committee assists in ensuring that the board governance system performs in accordance with recognized standards established by business practice and law. The Committee shall recommend to the Board qualified individuals to become Board members and develop, implement and monitor the Company’s corporate governance principles. The Committee shall oversee the Board evaluation processes and make recommendations to the Board regarding Director compensation.

Committee Membership:

      The Committee shall be appointed by the Board of Directors in accordance with the Company’s By-laws. The Committee shall consist of at least three Directors each of whom in the Board’s judgment satisfies the independence requirements of NASDAQ and other applicable regulations.

Committee Responsibilities:

      The Committee shall have the following responsibilities to the Board of Directors:

•	Recommend a Board structure, a Committee structure and Board and Committee practices (including the size of the Board, the number, function and size of Committees and the number of Board and Committee meetings).

•	Recommend Committee assignments, including Committee chairmanships, to the full Board for approval.

•	Revise annually the corporate governance guidelines and Committee charters and recommend to the Board any needed changes.

•	Review with the Board on an annual basis the appropriate skills and characteristics required on the Board in the context of the strategic direction of the Company.

•	Establish Board member selection criteria and screen and recruit new Board members.

•	Recommend to the Board the existing Board members to be re-nominated, after considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the individual evaluations of the Directors and the wishes of existing Board members to be re-nominated.

•	Review Director Candidates recommended by Directors or Stockholders.

•	Recommend Director nominees for approval by the Board and the Stockholders.

•	Develop and recommend standards for determining Director independence (i.e. whether a material relationship exists between the Company and a Director) and consider questions of possible conflicts of interest of Directors.

•	Review annually the Company’s Code of Business Conduct and Ethics and recommend to the Board any needed changes.

•	Manage the process whereby the full Board annually assesses its performance, and then report the results of this evaluation to the Board along with any recommendations for improvement.

•	Annually, review the participation and performance of each Director and make recommendations to the full Board as to his/her continuation as a Board member.

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•	Jointly with the Compensation Committee recommend to the Board the compensation to be paid to Directors.

•	Oversee the orientation of new Directors and assess the need for continuing education in governance developments.

Committee Structure and Operations:

      The Committee shall:

•	Meet at least annually, and such other times as it deems necessary to carry out its responsibilities.

•	Make regular reports of its proceedings to the Board.

•	On an annual basis, review its own performance.

      The Committee shall have authority to:

•	Delegate aspects of its work to subcommittees in its discretion.

•	Retain search firms, independent counsel and other advisors, as it deems necessary or appropriate, to assist in the conduct of its duties, including the sole authority to approve fees of any outside advisor.

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MR A SAMPLE
DESIGNATION (IF ANY)
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C 1234567890 JNT

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of three directors – for a three-year term
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01-E. V. Silveri	☐	☐

02-Daniel Nagle	☐	☐

03-LeRoy Rosasco	☐	☐

B Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give all title as such. If a corporation, please sign in corporation’s name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)

/ /

☐                                                                                   1 U P X            H H H            P P P P            003331                                                        +

Proxy – Midwest Banc Holdings, Inc.

501 West North Avenue
Melrose Park, Illinois 60160

The undersigned stockholder(s) of Midwest Banc Holdings, Inc., a Delaware corporation (the “Company”), does (do) hereby constitute and appoint Londi J. Arquilla, Robert Figarelli and Joseph Parrillo, and each of them, the true and lawful attorney of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of the Company to be held at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707, on May 5, 2004, at 10:00 a.m. and at any adjournment thereof, and to vote all the shares of Midwest Banc Holdings, Inc. standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below.

The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof. If this proxy is properly executed but no direction is made, it will be voted for all of the nominees for director.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)